UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 20, 2011
Assisted Living Concepts, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-13498	93-1148702

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W140 N8981 Lilly Road, Menomonee Falls, Wisconsin	53051

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (262) 257-8888
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
To effect the implementation of the previously announced two-for-one stock split, Assisted Living Concepts, Inc. (“ALC”) filed a “Certificate of Change filed Pursuant to Nevada Revised Statutes 78.209 for Nevada Profit Corporations” (“Certificate of Change”) with the Nevada Secretary of State. Upon the effectiveness of the Certificate of Change on May 20, 2011, ALC’s Amended and Restated Articles of Incorporation were deemed amended, as provided in NRS 78.207 and 78.209, to reflect the two-for-one stock split of ALC’s Class A and Class B common stock and the corresponding increases in the numbers of shares of ALC Class A and Class B common stock authorized to be issued under ALC’s Amended and Restated Articles of Incorporation, as set forth in the Certificate of Change.
Beginning on June 15, 2011, ALC’s transfer agent will mail certificates representing one additional Class A or Class B share for each share held on the effective date (or otherwise record the ownership of these additional shares) to stockholders of record at the close of business on May 20, 2011. ALC expects that its Class A common stock will begin trading on the NYSE on a split-adjusted basis on June 16, 2011.
The same two-for-one stock split ratio was used for both ALC Class A and Class B common stock, and accordingly, all stockholders were affected proportionately and the relative voting power and conversion rights of the Class B common stock in relation to the Class A common stock were preserved. The two-for-one stock split increased ALC’s issued and outstanding shares of common stock from approximately 9,999,789 shares of Class A common stock and 1,466,953 shares of Class B common stock to approximately 19,999,578 shares of Class A common stock and 2,933,906 shares of Class B common stock.
The numbers of shares of Class A and Class B common stock authorized to be issued under ALC’s Amended and Restated Articles of Incorporation were correspondingly increased from 80,000,000 shares of Class A common stock and 15,000,000 shares of Class B common stock to 160,000,000 and 30,000,000 shares, respectively.
The numbers of shares of Class A common stock subject to outstanding employee and director stock options, as well as the relevant exercise prices per share, were proportionately adjusted to reflect the two-for-one stock split. The total number of shares of Class A common stock authorized for issuance under ALC’s 2006 Omnibus Incentive Compensation Plan was also increased from 800,000 to 1,600,000 using the same two-for-one stock split ratio.
A copy of the Certificate of Change is attached as Exhibit 3.1 to this current report on Form 8-K and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

3.1
Certificate of Change filed Pursuant to Nevada Revised Statutes 78.209 for Nevada Profit Corporations, filed with the Nevada Secretary of State by Assisted Living Concepts, Inc., effective May 20, 2011.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Date: May  23, 2011

By:	/s/ John Buono
John Buono
Senior Vice President, Chief Financial Officer & Treasurer